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                                                                    EXHIBIT 23.1

              CONSENT OF BROUSSARD, POCHE', LEWIS & BREAUX, L.L.P.

We consent to the incorporation by reference of our reports dated February 27, 2004 for Trusso, Inc. and Trussco Properties, L.L.C., except for Note 15, as to which the date is June 28, 2004, with respect to the financial statements of Trussco, Inc. included in Form 8-K/A as of and for the years ended December 31, 2003 and 2002, filed with the Securities and Exchange Commission on or about September 13, 2004.

Lafayette, Louisiana
September 13, 2004